EXHIBIT 10.27
                                                  1995 FORM 10-K

                           EMPLOYMENT AGREEMENT

          This Employment Agreement is made and entered into as of this 11 day of March, 1996, by and between Bucyrus-Erie Company, a Delaware corporation (the "Company"), and Willard R. Hildebrand (the "Executive").

                           W I T N E S S E T H:

          WHEREAS, the Company desires to employ Executive as President and Chief Executive Officer and desires to appoint him as a member of the Board of Directors of the Company; and

          WHEREAS, Executive desires to accept the employment offered by the Company.

          NOW, THEREFORE, in consideration of the premises and for the mutual consideration hereinafter set forth, the parties hereto do covenant and agree as follows:

          1. Employment. The Company hereby offers and Executive hereby accepts employment as President and Chief Executive Officer of the Company upon the terms and conditions contained herein. The Company also shall use its best efforts to cause Executive to be elected to the Board of Directors of the Company (the "Board") throughout the Term of this Employment Agreement (as defined in Paragraph 9(a) hereof).

          2.   Duties.

               (a) Executive shall perform all duties consistent with the position of President and Chief Executive Officer of the Company consistent with the powers and duties of such offices as set forth in the Company By-Laws, as well as any other duties on behalf of the Company as the Board may reasonably direct, which are assigned to him by the Board and are commensurate with these positions. Executive shall report to and be responsible to the Board. Executive will devote his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to faithfully, responsibly and satisfactorily fulfill those duties and to further the Company's best interests.

               (b) During his employment, Executive shall not engage in any commercial activities which are in any way in competition with the activities of the Company, or which may in any way interfere in any material respect with the performance of his duties or responsibilities to the Company; provided, however, that this paragraph shall not restrict Executive from: (i) holding up to two (2%) percent of the outstanding capital stock or other securities of any publicly traded entity; (ii) subject to Board approval (which shall not be unreasonably withheld), serving on no more than two corporate boards of entities not affiliated with the Company that do not, directly or indirectly, compete with the business of the Company; and (iii) serving on the board of directors, or similar board, of any charitable institution.

               (c) In the performance of his duties, Executive shall be bound by and comply with any and all obligations imposed by Company policy and those imposed by law, regulation and ordinance, orders and decrees of any court, and any other lawful restriction of any kind.

          3. Base Salary and Bonuses. In exchange for Executive's promises contained herein, the Company shall compensate him in the following manner:

               (a) Base Salary. The Company shall compensate Executive at the base salary rate of Four Hundred Thousand Dollars ($400,000) per annum, payable in equal monthly installments or on the same basis as other senior salaried officers of the Company (the "Base Salary"). The Base Salary may be increased in the future by such amounts and at such times as the Board shall deem appropriate.

               (b) Annual Bonus. Commencing with calendar year 1996, Executive shall be eligible to participate in the Company's Short-Term Incentive Compensation Plan for Chief Executive Officer ("Bonus Plan") (to be adopted at a later date), such incentive compensation plan to provide for an annual cash incentive bonus equal to (i) 50% of Base Salary in the event of achievement of targeted performance, as defined in the Bonus Plan, and (ii) a maximum of 100% of Base Salary in the event of exceptional performance, as determined in accordance with the Bonus Plan.

               (c) The amounts set forth herein are subject to appropriate deductions required by law.

          4.   Relocation Allowance; Temporary Housing and Travel Expenses.

               (a) In order to compensate Executive for costs associated with a change in his residence other than those described in subparagraph (b) of this Paragraph 4, the Company will pay to Executive the sum of $187,021 upon execution of this Agreement.

               (b) The Company shall reimburse Executive for reasonable costs of the following type incurred by him during the period from the date hereof until such time as Executive shall obtain occupancy of a permanent residence within reasonable daily commuting distance of the Company's headquarters ("New Residence"), which period shall not exceed a reasonable period of approximately four (4) months:

                   (i) Temporary housing, such as a hotel, residence hotel or apartment, and board.

                   (ii) Travel expenses for weekend commuting to and from Executive's current residence in Savannah, Georgia.

                   (iii) Travel expenses for a reasonable number of trips by Executive's spouse in connection with the acquisition of the New Residence.

               (c) The amounts set forth herein are subject to appropriate deductions required by law.

          5.   Stock Options.

               Pursuant to the terms of the Company's 1996 Employees' Stock Incentive Plan (the "Stock Incentive Plan"), Executive shall be granted options to purchase an aggregate of Two Hundred Thousand (200,000) shares of the Company's common stock at an exercise price equal to fifty-five percent (55%) of the last sale price for the Company's common stock ("Common Stock") on the Nasdaq National Market System on the date immediately prior to the date that Executive commences employment with the Company, or if such date is not a trading date, then at the last sale price on the next preceding date on which the Common Stock is traded. Such stock options shall be evidenced by the Non-Qualified Stock Option Agreement attached hereto as Exhibit A ("Stock Option Agreement"), and the grant of such stock options shall be subject to approval of the Plan by the shareholders of the Company. The Company will use its best efforts to obtain such approval at the first annual meeting of shareholders after the date of this Agreement. Executive may receive such future grants of stock options under the Plan or any other similar plan involving Common Stock as the Company's Board of Directors, or the Committee, if any, administering any such plan, shall award, in its sole discretion.

          6.   Restricted Stock.  Pursuant to the terms of the Stock
Incentive Plan, Executive will be granted Three Hundred Thousand (300,000) shares of Restricted Stock (as defined in the Stock Incentive Plan). One Hundred Thousand (100,000) shares of such Restricted Stock will be granted pursuant to the terms of the Restricted Stock Agreement attached hereto as Exhibit B ("Restricted Stock Agreement") and Two Hundred Thousand (200,000) shares of Restricted Stock will be granted pursuant to the terms of the Time Accelerated Restricted Stock Agreement attached hereto as Exhibit C ("TARSA"). The grant of such Restricted Stock shall be subject to approval of the Plan by the shareholders of the Company. The Company will use its best efforts to obtain such approval at the first annual meeting of shareholders after the date of this Agreement. Executive may receive such future grants of Restricted Stock under the Stock Incentive Plan or any similar plan involving Common Stock as the Company's Board of Directors, or the Committee, if any, administering any such plan, shall award, in its sole discretion.

          7.   Benefit Plans.  During the Term of this Employment
Agreement, Executive shall be entitled to participate in such employee benefits plans of the Company as the Company shall provide during the term hereof for its senior executives.

               (a) Medical. Executive and his eligible dependents shall be entitled to participate in any medical benefit plan of the Company for the benefit of senior executives. Additionally, the Company shall provide Executive with short term disability insurance and an option to purchase long-term disability coverage, in each case in accordance with existing Company programs.

               (b)  Retirement.

                    (i) Executive shall be entitled to participate in any retirement plan of the Company for the benefit of its senior executives; provided, however, that the Company's Supplementary Retirement Benefit Plan will be modified with respect to Executive so that benefits thereunder shall be computed without regard to any compensation received by Executive under the terms of the Option Agreement, the Restricted Stock Agreement or the TARSA, whether or not such compensation would otherwise be considered in calculating benefits payable thereunder.

                    (ii) Upon Executive's termination of employment with the Company for any reason other than for Cause (as defined in paragraph 9(e) hereof) in the event the Executive is not fully vested in his accrued benefit under the Bucyrus-Erie Company Salaried Employees' Savings Plan, Bucyrus-Erie Company Salaried Employees' Retirement Plan and Bucyrus-Erie Company Supplementary Retirement Benefit Plan, the Company will pay to Executive the nonvested portion of the benefit. The Company's payments will be made at the same time and in the same manner as payment would have been made from such retirement plans, except that Executive and Company may in the alternative agree upon a cash settlement of equivalent value.

                   (iii) The Executive and the Company understand that the Executive is a participant in two retirement plans sponsored by his previous employer, a qualified pension plan and a non-qualified supplemental executive retirement plan (collectively "Prior Plans").
     The Prior Plans would have provided him with a vested retirement benefit commencing at age 65 with a pre-tax value of $30,000 per year, 50% of which amount would continue to be paid to Executive's spouse for her life if Executive predeceased her ("Prior Plan Benefit"). The Company and Executive intend that, if Executive fails to vest in the Prior Plan Benefit the Company will provide Executive with a fully vested retirement benefit which will have an after-tax value equivalent to the after-tax value of the Prior Plan Benefit ("New Benefit"). To that end, the parties will agree upon a mutually acceptable method of the Company's providing Executive with such a benefit within ninety (90) days after the date of this Agreement. The parties further intend that such benefit will be structured in a manner such that any annuity policy or assets procured or otherwise set aside for the payment of the New Benefit will be protected from the claims of creditors of the Company. If the New Benefit is provided in the form of payment by the Company of the premium for a single premium annuity contract to be owned by the Executive providing for a lifetime annuity commencing at Executive's age 65 with 50% of the annuity amount continued to Executive's current spouse for her life should Executive predecease her, the annual amount payable under such annuity will be reduced from $30,000 to reflect the fact that a portion of such annuity, when paid, will be non-taxable.
     The Company, with the advice of its independent actuaries, will determine the annuity amount appropriate to approximate the same after-tax amount as a fully-taxable $30,000 annuity. If the New Benefit is provided to Executive in the form of the purchase of such an annuity contract, the parties recognize that the amount of the premium paid by the Company ("Annuity Cost") will constitute taxable income to Executive and, in such event, the Company will pay additional compensation to the Executive in an amount such that the after-tax value to Executive of such additional compensation will be equal to the additional income taxes payable by the Executive for the year in which the annuity is purchased by reason of inclusion of the Annuity Cost in his taxable income for such year ("Annuity Taxes"). Such additional compensation will be paid at such time and in such amounts as necessary to permit Executive to timely pay the Annuity Taxes. If the parties are unable to agree upon all of the terms and conditions of a method of providing the New Benefit for Executive, the Company will provide Executive with a non-qualified supplemental executive retirement plan ("SERP") which will provide him with a fully vested pre-tax lifetime annuity in the amount of $30,000 per year commencing at age 65, with 50% of that amount continued to Executive's current spouse for her life should Executive predecease her. Executive understands that the SERP will constitute an unfunded benefit and that the Executive will be unsecured creditor of the Company with respect to the Company's obligation under the SERP. Notwithstanding any other provision of this Agreement, the obligations of the Company under this Section 7(b)(iii) shall survive any termination of Executive's employment hereunder and shall continue to apply thereafter in accordance with their terms.

          8. Other Benefits. Executive shall be provided the following additional benefits:

               (a) Club Membership. The Company agrees to reimburse Executive for the cost of his non-refundable initiation fee in one country club in the Milwaukee, Wisconsin area or other area in which Executive's new permanent residence described in Paragraph 4(b) hereof is located (but not in excess of $30,000) and the annual dues for such club (but not in excess of $7,500), and shall reimburse Executive for his business-related use thereof.

               (b) Business Expenses. The Company shall reimburse Executive for reasonable expenses and disbursements incurred by him in the course of the performance of his duties hereunder in accordance with the Company's expense reimbursement policy.

               (c) Vacation. Executive shall be entitled to four (4) weeks vacation each year of this Employment Agreement, without reduction in salary.

               (d) Car. Executive shall be entitled to the unrestricted use of a Company car, which may be leased or purchased at the Company's option, the value of which car shall not exceed $40,000.

          9.   Duration and Termination.

               (a)  Duration and Termination By Company.  The term
("Initial Term") of this Employment Agreement and the term of employment shall begin on the date hereof and continue until the third anniversary of the date hereof unless sooner terminated as herein provided. At the end of the Initial Term, this Agreement shall automatically renew, for additional one year terms (each, "Additional Terms") unless the Company gives at least two months' written notice to Executive that his employment under this Agreement shall terminate on the last day of the Initial Term or any Additional Term, as the case may be. The Initial Term and any Additional Terms are sometimes hereinafter collectively referred to as the "Term" of this Employment Agreement. In addition to the foregoing, the Company shall have the right to terminate Executive's employment under this Employment Agreement at any time without "Cause" (as defined in Paragraph 9(e) hereof) during the Initial Term or any Additional Term by giving at least two months' written notice to Executive that his employment under this Agreement shall terminate on the date specified in such notice, in which event such termination shall be considered a termination other than for "Cause."

               (b) Termination by Executive. Executive may terminate his employment under this Employment Agreement at any time upon giving at least ninety (90) days' written notice to the Board of his intent to do so. Upon giving such notice, Executive shall continue in employment with the Company for the full ninety (90) days of the notice period, or at the discretion of the Board may be paid his salary and have his benefits hereunder continued for such ninety (90) day period, or any part thereof, in lieu of continued employment. At the end of the ninety (90) day period, all rights of Executive under this Agreement shall terminate except as otherwise expressly provided herein. Failure of Executive to provide the full ninety (90) day notice shall permit the Company to immediately cease the compensation and benefits provided for herein.

               (c) Termination Upon Death or Disability of Executive. Executive's employment under this Employment Agreement shall immediately terminate in the event of Executive's death or Disability (as hereinafter defined). For purposes of this Agreement, Executive shall be deemed to have suffered a "Disability" in the event that a mutually acceptable physician determines that Executive is unable to substantially perform his duties hereunder for a period of an aggregate of six (6) months in any twelve (12) month period.

               (d) Compensation upon Termination. In the event of termination of Executive's employment under this Agreement by reason of (i) his death or Disability or (ii) termination by the Company pursuant to Paragraph 9(a) hereof [including, but not limited to termination at the end of the Initial Term or any Additional Term pursuant to the second sentence of Paragraph 9(a)], all of the Company's obligation to pay Executive compensation and provide benefits under this Agreement shall terminate except as otherwise expressly provided herein and except as follows:

                    (i) Executive shall be entitled to continuation of his Base Salary (including the benefits set forth in paragraph 7 hereof other than participation in qualified retirement plans in which Executive is ineligible to participate subsequent to a termination of his employment) for a period of (A) in the case of termination by reason of death or Disability, one (1) year from the date of such termination and (B) in the case of termination by the Company pursuant to Paragraph 9(a), the longer of the remainder of the Initial Term or Additional Term, as the case may be, or one (1) year from the effective date of such termination. Such period is hereinafter called the "Severance Period."

                    (ii) Executive shall be entitled to receive any bonus payable to him under the Bonus Plan for the fiscal year of the Company ending on or next preceding the date of termination of Executive's employment hereunder ("Final Year") plus a severance bonus payment equal to (A) the average of the bonus compensation actually paid to Executive for each of the two (2) fiscal years immediately preceding such termination or (B) if such bonus compensation has only been paid for a period of one (1) year or less immediately preceding such termination, the amount actually paid to Executive during such period, in either case multiplied by the Applicable Fraction. For purposes of this clause
     (ii), the "Applicable Fraction" shall be a fraction, the numerator of which is the number of whole calendar months from the end of the Final Year until the end of the Severance Period and the denominator of which is twelve (12).

The amounts payable pursuant to clauses (i) and (ii) of this Paragraph 9(d) shall be payable in the manner and at such times as such Base Salary and bonus would have been paid during the Severance Period but for the termination of Executive's employment; provided, however, that the severance bonus payment described in clause (d)(ii) shall be paid at the same time the Company would have paid Executive a bonus under the Bonus Plan (assuming that he would have otherwise qualified for such a bonus) with respect to the Company's fiscal year immediately succeeding the Final Year but for Executive's termination of employment hereunder. Notwithstanding the foregoing, in the event that Executive desires to take any action restricted pursuant to Paragraph 11(c) hereof at any time during the remainder of the Term, Executive may give written notice to the Company at any time during such period that Executive waives all rights to all payments due after the date of such notice, in which event the Company's obligations to make all such payments to Executive shall terminate.

               (e)  Termination by the Company for Cause.  (i) The
Company, by notice from the Board to Executive, shall have the right to terminate Executive's employment under this Employment Agreement in the event of any of the following (which shall constitute "Cause"): (A) Executive's willful and material breach in respect of his duties under this Agreement, if such breach continues unremedied to the reasonable satisfaction of the Board for thirty (30) days after written notice thereof has been sent from the Board to Executive specifying the acts constituting the breach and requesting that they be remedied; or (B) if Executive is convicted by a court of law having jurisdiction over Executive of a felony, fraud, embezzlement or criminal misconduct against the Company or others, excluding, however, non-felony traffic offenses.

               (ii) Upon a termination for Cause: (A) the Company shall pay Executive the Base Salary and any additional incentive compensation payable to him up to the date of termination; (B) Executive shall forfeit all unexercised stock options, whether or not vested, granted to him by the Company, with respect to the Company's Common Stock; (C) Executive shall forfeit all unvested shares of Restricted Stock granted to him under the Stock Incentive Plan; and (D) except as otherwise expressly provided herein, all rights of Executive of any kind to any other compensation, benefits or other payments for periods subsequent to such termination shall cease.

               (f) No provision of this Agreement governing the effects of any termination of Executive's employment hereunder shall limit or eliminate any benefit under any employee benefit plan of the Company in which Executive participates, if such benefit, by the terms of the applicable plan, continues after a termination of Executive's employment.

          10.  Change of Control.

               (a)  Definitions.  For purposes of this Paragraph 10:

                    (i)  "Act" shall mean the Securities Act of 1934.

                    (ii) A "Change of Control of the Company" shall be deemed to have occurred when:

                         (A) Securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities are acquired, directly or indirectly, by any Person who did not on the date of this Agreement own, directly or indirectly, 5% or more of the combined voting power of the Company's voting securities outstanding on the date of this Agreement.

                         (B) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Company (other than a shareholder who is an "affiliate," as defined in the Act, of any party to such consolidation or merger).

                         (C)  The shareholders of the Company approve
          the sale of substantially all of the Company's assets to a corporation which is not a wholly-owned subsidiary of the Company.

                         (D)  During any period of two consecutive
          years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                         (E)  Jackson National Life Insurance Company
          ("JNL") or any "affiliate" of JNL as defined in the Act, shall sell, exchange, transfer or otherwise dispose of more than sixty-six percent (66%) of the shares of Common Stock of the Company owned by JNL on the date of this Agreement other than to JNL or any such affiliate of JNL.

                         (F)  The Company shall become eligible,
          pursuant to Section 12(g)(4) of the Act, to terminate the registration under the Act of any class of its securities then registered under the Act.

                   (iii) "Person" shall have the meaning used in Section 3(a)(9) of the Act.

                   (iv) "Effective Date" shall mean the date a Change of Control becomes effective.

                   (v) "Good Reason" shall mean the occurrence of any one or more of the following events without the Executive's express written consent:

                         (A) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as the President and Chief Executive Officer of the Company, or a material reduction or material alteration in the nature or status of the Executive' authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year.

                         (B) The Company's requiring the Executive to be based at a location which is at least fifty (50) miles further from the Executive's residence at the Effective Date (which is within reasonable daily commuting distance of the Company's headquarters) than is such residence from the Company's headquarters, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations as of the Effective Date. As used in this Paragraph (B), the term "Company's headquarters" shall mean the Company's headquarters at the Effective Date.

                         (C)  A reduction by the Company in the
          Executive's Base Salary as in effect on the Effective Date.

                         (D)  A material reduction in the Executive's
          level of participation in any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Executive's reduced level of participation in each such program remains substantially consistent with the average level of participation of other senior executives of the Company.

                    (vi) "Qualifying Termination" shall mean any termination of the Executive's employment other than: (1) by the Company for Cause (as defined in Paragraph 9(e) hereof); (2) by reason of death, Disability (as defined in Paragraph 9(c) hereof), or Retirement (as such term is then defined in the Company's tax qualified defined retirement plan or under the terms of the Restricted Stock Agreement attached hereto as Exhibit B or the Time Accelerated Restricted Stock Agreement attached hereto as Exhibit C; or (3) by the Executive without Good Reason, including without limitation, termination by Executive upon expiration of the Initial Term or any Additional Term pursuant to Paragraph 9(a) hereof. In the event the Executive shall terminate this Agreement for Good Reason, his notice of termination required pursuant to Paragraph 9(b) shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

               (b) Employment Termination in Connection with a Change of Control. In the event of a Qualifying Termination on, or within six (6) months prior to, the Effective Date, or within twenty-four (24) months after the Effective Date, then in lieu of all other benefits provided to Executive under the provisions of this Agreement, the Company shall pay to the Executive and provide him with the following severance benefits ("Severance Benefits"):

                   (i)   Continuation of Executive's Base Salary
     (including the benefits set forth in Paragraph 8 hereof) for a period equal to the greater of (A) the remainder of the Initial Term or the Additional Term, as applicable, or (B) one (1) year. The last day of such period shall be hereinafter referred to as the "Severance Benefit Termination Date."

                   (ii) Executive shall be entitled to receive any bonus payable to him under the Bonus Plan for the fiscal year of the Company ("Final Year") ending on or next preceding the effective date of such Qualifying Termination plus an amount equal to (A) the average of the bonus compensation actually paid to Executive for each of the two (2) fiscal years immediately preceding such Qualifying Termination or (B) if bonus compensation has been paid for a period of one year or less preceding such termination, the amount actually paid to Executive, in either case multiplied by the "Applicable Fraction". For purposes of this clause (ii), the "Applicable Fraction" shall be a fraction, the numerator of which is the number of whole calendar months from the end of the Final Year until the Severance Benefit Termination Date and the denominator of which is twelve (12).

                   (iii) A continuation of all welfare and retirement benefits provided to Executive pursuant to Paragraph 7 hereof until the Severance Benefit Termination Date other than qualified retirement plans in which Executive is ineligible to participate subsequent to a termination of his employment. These benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's effective date of termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner. Notwithstanding the foregoing, the continuation of these welfare benefits shall be discontinued prior to the Severance Benefit Termination Date in the event the Executive has available substantially similar benefits from a subsequent employer, as determined by the Company's Board of Directors or the Board's designee.

               (c)  Limitation on Termination Payment.

                    (i) Notwithstanding any other provision of this Paragraph 10, if any portion of the Severance Benefits or any other payment or transfer of property under this Agreement, or under any other agreement with or plan of the Company, including but not limited to the vesting of the restricted stock granted to Executive under the Stock Incentive Plan ("Restricted Stock"), which payment or transfer of property is contingent upon a Change of Control of the Company, (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Executive under this Paragraph 10 shall be reduced and, if necessary, transferred property forfeited (including, without limitation, forfeiture of Restricted Stock) such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 ("Code") or any successor provision, or which the Company may pay without loss of deduction under Section 280G(a) of the Code or any successor provision; provided, however, that the payments to be made to the Executive under this Agreement shall be reduced and, if necessary, other transferred property forfeited, if and only if so reducing the payments and forfeiting transferred property results in the Executive receiving a greater net benefit than he would have received had a reduction not occurred and an excise tax been paid pursuant to Code
     Section 4999 or any successor provision. For purposes of this Paragraph 10, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code and any successor provision, and such "parachute payments" shall be valued as provided therein.

                    (ii) Within sixty (60) days following delivery of the notice of termination (as described in Paragraph 9 hereof) or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an "excess parachute payment" as defined in Section 280G of the Code or any successor provision, the Executive and the Company, at the Company's expense, shall obtain the opinion of such legal counsel, which need not be unqualified, as the Executive may choose, which sets forth: (A) the amount of the Executive's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1) or any successor provision; (ii) the present value of the Total Payments; and (iii) the amount and present value of any "excess parachute payment." The opinion of such legal counsel shall be supported by the opinion of a certified public accounting firm and, if necessary in the opinion of the Company, a firm of recognized executive compensation consultants. Such opinion shall be binding upon the Company and the Executive. Subject to the proviso in second last sentence of subparagraph 10(c)(i) hereof, in the event that such opinion determines that there would be an "excess parachute payment," the Severance Benefits hereunder, and any other payment or transferred property determined by such counsel to be includible in Total Payments, shall be reduced, eliminated or forfeited as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion, or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the basis of calculations set forth in such opinion, there will be no "excess parachute payment." The provisions of this Paragraph 10(c), including the calculations, notices, and opinion provided for herein shall be based upon the conclusive presumption that:
     (i) the compensation and benefits provided for in Paragraphs 3-8 herein; and (ii) any other compensation earned prior to the effective date of termination of the Executive's employment hereunder pursuant to the Company's compensation programs (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control), are reasonable.

          11. Executive Covenants; Covenant Not to Compete. In order to induce the Company to enter into this Employment Agreement, Executive hereby agrees as follows:

               (a) Except when it is in the interest of the Company, or with the consent of or as directed by the Board, Executive will keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any Confidential Information. For purposes hereof "Confidential Information" shall mean any of the business secrets, policies, methods, or other confidential information regarding the Company except for (i) information which was in the public domain on the date of this Agreement or (ii) information which came into the public domain through no direct or indirect act or omission of the Executive after the date of this Agreement.

               (b) All papers, books and records and other property of every kind and description relating to the business and affairs of the Company, whether or not prepared by Executive, shall be the sole and exclusive property of the Company, and Executive shall surrender them to the Company, as applicable, at any time upon request by the Board.

               (c) During the Term of this Employment Agreement and for a period of two (2) years thereafter (exclusive of any period of breach), Executive will not, without the prior written consent of the Board; (i) participate as an officer, director, stockholder or partner, or have any direct or indirect material financial interest as a creditor, in any corporation, partnership or other entity that engages in a business competitive with the business of manufacturing, marketing, distributing or selling any surface mining equipment, or any other product or service, whether in operations or in the planning or development stage, that the Company or any of its subsidiaries or affiliates manufactures, markets, distributes or sells at the time Executive ceases to be employed by the Company (such business being the "Bucyrus-Erie Business"); provided, however, that this paragraph shall not restrict Executive from holding up to two (2%) percent of the outstanding capital stock or other securities of any publicly traded entity;
(ii) directly or indirectly solicit or cause to be solicited, for or on behalf of himself or any third party in competition with the Company, any business relating to the Bucyrus-Erie Business from or with any third party who was at any time within one year prior to the cessation of Executive's employment hereunder, a customer of the Company; (iii) directly or indirectly accept or cause to be accepted, for or on behalf of himself or any third party in competition with the Company, any business relating to the Bucyrus-Erie Business from any such customers; or (iv) directly or indirectly solicit or cause to be solicited for employment or consultation, for or on behalf of himself or third parties, any person who was at the time of the cessation of Executive's employment hereunder, an executive of the Company; and provided, further that in the event of a termination of Executive's employment under this Employment Agreement pursuant to the last sentence of Paragraph 9(a) hereof, the provisions of this Paragraph 11(c) shall not apply upon written notice from Executive to the Company that the Executive waives all rights to the payments provided by Paragraph 9(d) hereof, in which event the Company's obligations thereunder to Executive shall terminate.

               (d) Executive acknowledges and agrees that the geographic scope of the Bucyrus-Erie Business for purposes of the foregoing covenants includes each State and every other country where the Company does any material amount of Bucyrus-Erie Business.

               (e) By his execution of this Agreement, Executive expressly acknowledges and agrees that (i) the consideration for the covenants contained in this Paragraph 11 is fair and adequate, (ii) such covenants are fair, just and reasonable, both as to geographic scope and period of duration; and (iii) such covenants are reasonably necessary in order to protect the legitimate business interests of the Company.

               (f) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Paragraph 11 specifically enforced by any court having equity jurisdiction by means of injunctive relief, it being acknowledged and agreed that any breach or threatened breach of the provisions of this paragraph will cause irreparable injury to the Company and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach including any recovery of damages from Executive. The parties hereto also consent to and direct any court finding any provision of this Paragraph 11 unenforceable to narrow the scope of such provision in order to enforce its intent to the broadest extent permissible. The parties hereto understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, and the unenforceability, in whole or in part, of any such restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. Notwithstanding any other provisions contained in this Agreement, the provisions of this Paragraph 11 shall survive any termination of Executive's employment hereunder.

          12. Conflicting Agreements. Executive hereby represents and warrants to the Company that his entering into this Employment Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of, any other employment or other agreement to which he is a party.

          13. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in the City of Milwaukee, Wisconsin or such other location agreed to by the parties and in accordance with the Rules of the American Arbitration Association. The controversy or claim shall be submitted to three neutral arbitrators: (i) one to be chosen by the Company; (ii) a second to be chosen by Executive; and (iii) a third to be selected by the two arbitrators chosen by the Company and by Executive. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay the fees of the arbitrator selected by him and of each party's own attorneys, and the expenses of each party's witnesses and all other expenses connected with the presentation of each party's case. The remaining costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and expenses shall be borne by the Company; provided, however, that if the arbitration panel finds in favor of the Company, such arbitration costs, fees and expenses shall be shared equally by the Company and Executive. Notwithstanding anything to the contrary in the preceding sentence, the arbitrators shall be permitted to order the unsuccessful party to pay the reasonable legal fees of the successful party, if the arbitrators find that the unsuccessful party asserted a claim or defense under this Agreement in bad faith. Nothing contained in this paragraph, however, shall affect the right of the Company to apply to any court of competent jurisdiction to enjoin any breach or threatened breach of Paragraph 11 hereof.


          14. Successors and Assigns. The rights of the Company hereunder shall run in favor of the Company, its successors, assigns, nominees or other legal representatives. Termination of Executive's employment shall not operate to relieve him of any remaining obligations hereunder, and all such obligations are binding upon his heirs, executors, administrators and other legal representatives. This Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

          15. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be delivered by hand, mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, or telecopied, to the other party, addressed as follows:

               (i)  if to the Company:

                    Bucyrus-Erie Company
                    1100 Milwaukee Avenue
                    South Milwaukee, Wisconsin  53172
                    Attention:  Corporate Secretary
                    Telecopy No.  (414) 768-5060

               (ii) if to Executive:

                    Willard R. Hildebrand
                    23 Little Comfort Road
                    Savannah, Georgia  31311
                    Telephone No.  (912) 232-4471

All such notices, demands or other communications shall be effective (x) if delivered, upon delivery; (y) if mailed, when received or three (3) business days after being deposited in the mail, whichever occurs first or (z) if telecopied, when transmitted and confirmed by telephone. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          16. Severability. If any provision of this Employment Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

          17. Prior Understandings. This Employment Agreement between the Company and Executive embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing, signed by the requisite representatives of both parties hereto.

          18. Headings. The headings in this Employment Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

          19. Execution in Counterparts. This Employment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          20. Choice of Law. Except as provided in Paragraph 10 hereof, jurisdiction over disputes with regard to this Employment Agreement shall be exclusively in the courts of the State of Wisconsin. This Employment Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin without giving effect to the principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement in Wisconsin as of the day and year first above written.

                                   BUCYRUS-ERIE COMPANY


                                   By:  /s/F. John Stark, III
                                   Title:  CHAIRMAN OF THE BOARD


                                   /s/W. R. Hildebrand
                                   WILLARD R. HILDEBRAND, Executive

                                                   EXHIBIT A



                           BUCYRUS-ERIE COMPANY

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                   NON-QUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT, made and entered into as of this 11 day of March, 1996, by and between BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company"), and WILLARD R. HILDEBRAND (the "Optionee").

                           W I T N E S S E T H :

          WHEREAS, the Company has adopted the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, one of the purposes of the Plan is to permit the granting of options to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates; and

          WHEREAS, the Optionee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Optionee to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of Two Hundred Thousand (200,000) shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

          2. Option Price. The price to be paid for the Optioned Shares shall be $5.0875 per share, which has been determined by the Compensation Committee of the Board of Directors of the Company (the "Committee") to be not less than 55% of the fair market value of such stock on the date of grant of the Option.

          3. Exercisability and Termination of Option. Except as otherwise provided herein, the Option may be exercised only while the Optionee is an employee of either the Company or an affiliate of the Company and only if the Optionee has been continuously so employed since the date of grant of the Option. Subject to Paragraph 6, the Option may be exercised by the Optionee in whole, or in part from time to time, during the 10-year period beginning on the date hereof, and ending on MARCH 10, 2006.

          4. Manner of Exercise and Payment. Subject to the provisions of Paragraph 3 hereof, the Option may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at South Milwaukee, Wisconsin, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Agreement, the notice of exercise must be accompanied by full payment of the option price of the shares being purchased (i) in cash or by certified check or bank draft;
(ii) by tendering previously acquired shares of Common Stock (valued at their "fair market value" as determined in the manner provided below); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and
(ii). For purposes of this Paragraph 4, the "fair market value" of a share of Common Stock shall be equal to the last per share sale price of such Common Stock as reflected on the Nasdaq National Market on the trading day next preceding the date of exercise; provided, however, that if the principal market for the shares of Common Stock is then a national securities exchange, the "fair market value" shall be the closing price per share for the Common Stock on the principal securities exchange on which the Common Stock is traded on the trading date next preceding the date of exercise, or, in either case above, if no trading occurred on the trading date next preceding the exercise date, then the "fair market value" per share of Common Stock shall be determined with reference to the next preceding date on which the Common Stock was traded. For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

          5. Nontransferability of the Option. The Option shall not be assignable, alienable, saleable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

          6.   Exercisability After Termination of Employment.

          (a) Death or Disability; Retirement. In the event the Optionee dies while he is in the employ of the Company or any affiliate or if his employment is terminated by reason of his Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined) the Option, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the legal representative of the Optionee (who for purposes of this Agreement may be the Optionee's beneficiary as designated pursuant to Paragraph 9) at any time within twelve (12) months after the date of the Optionee's death while in the employ of the Company or any affiliate; or (ii) by the Optionee or his legal representative or guardian at any time within twelve months after the termination of the Optionee's employment by reason of Retirement (as hereinafter defined) or by reason of his Disability (as hereinafter defined), but in no event under subparagraphs (i) or (ii) later than ten years after the date of grant of the Option. For purposes of this Agreement, Optionee's employment shall be deemed to have been terminated by reason of his "Retirement" if his employment is terminated voluntarily or involuntarily for any reason other than Cause (as hereinafter defined) on or after attaining age 65 or, voluntarily by Employee with the consent of the Board of Directors of the Company after not less than five (5) years of service with the Company, which consent will not be unreasonably withheld. For purposes hereof, "Disability" shall mean "Disability" as defined in Paragraph 9(c) of the Employment Agreement between Grantee and the Company dated the date hereof ("Employment Agreement").

          (b) Termination for Cause. In the event the Optionee's employment is terminated for Cause (as hereinafter defined), the Option, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment. For purposes of this Agreement, the definition of the term Cause shall mean "Cause" as defined in Section 9(e) of the Employment Agreement.

          (c) Other. In the event that the Optionee is discharged or leaves the employ of the Company and its affiliates for any reason (other than the death or Disability of the Optionee, the Retirement of the Optionee as defined in Paragraph 6(a) hereof, or the termination of the Optionee for Cause), the Option, to the extent not theretofore exercised, may be exercised by the Optionee or by his legal representative or guardian at any time within three (3) months after the date of termination of employment upon the tender to the Company, in cash or its equivalent, of the full purchase price, but in no event later than ten years after the date of grant of the Option.

          7. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

          8. Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.

          9. Designation of Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's beneficiary at the time of his death is herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

          (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives, the Optionee or if such designation conflicts with law, the Optionee's estate acting through his legal representative, shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

          10. Transfer Restriction; Registration. The shares to be acquired upon exercise of the Option may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. The Company will use its best efforts to file a registration statement on Form S-8 at the Company's expense for the Optioned Shares within 120 days after the date on which the shareholders of the Company approve the Plan.

          11. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

          12. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          13. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          14. Subject to Shareholder Approval. Notwithstanding anything to the contrary contained herein, the Option may not be exercised prior to the approval and ratification of the Plan by the shareholders of the Company in accordance with applicable law.

          15. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         BUCYRUS-ERIE COMPANY


                         By: ________________________________________
                         Title:______________________________________




                         ____________________________________________
                         WILLARD R. HILDEBRAND, Optionee


                         Beneficiary:  ______________________________
                         Address of Beneficiary: ____________________
                         ____________________________________________

                         Beneficiary's Tax Identification
                         No.: _______________________________________

                                                   EXHBIT B


                           BUCYRUS-ERIE COMPANY

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AGREEMENT


          THIS AGREEMENT, made and entered into as of this 11 day of March, 1996, by and between BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company"), and WILLARD R. HILDEBRAND (the "Grantee").

                           W I T N E S S E T H :

          WHEREAS, the Company has adopted the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, one of the purposes of the Plan is to permit the granting of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates, subject to certain restrictions imposed pursuant to the terms of the Plan; and

          WHEREAS, the Grantee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Grantee to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1.   Grant of Restricted Stock.  The Company grants to the
Grantee one hundred thousand (100,000) shares of Common Stock (hereinafter called "Restricted Stock") subject to the terms of the Plan and upon the terms and conditions set forth herein.

          2.   Restrictions and Disposition.  The shares of Restricted
Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Notwithstanding the foregoing, such restrictions shall lapse as to thirty-three and one-third percent (33 1/3%) of the total number of shares of Restricted Stock granted commencing on the first anniversary of the date of this Agreement and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the third anniversary of the date of this Agreement, except as otherwise provided in
Section 4 below. Without limiting the foregoing, if Grantee's employment ends at the end of the Initial Term pursuant to the second sentence of Section 9(a) of the Employment Agreement, all shares of Restricted Stock will be fully vested. Such three-year period is hereinafter referred to as the "Period of Restriction" and each such year during such period is referred to as an "Employment Year."

          3. Securities Law Restrictions and Registration. The shares of Restricted Stock granted hereunder may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. A legend will be placed on the certificates for the Restricted Stock to such effect. The Company will use its best efforts to file a registration statement on Form S-8 at the Company's expense for the Restricted Stock within 120 days after the date on which the shareholders of the Company approve the Plan. In addition to the limitations described above, the Grantee hereby further agrees that, to the extent required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the shares of Restricted Stock subject to this Agreement may not be sold or otherwise transferred prior to the date six months after the date on which the shareholders of the Company approve the Plan.

          4.   Termination of Employment.

               (a) Death or Disability. In the event that the Grantee's employment with the Company is terminated by reason of Death or Disability, the Period of Restriction shall automatically terminate and the shares of Restricted Stock shall be free of restrictions and freely transferrable. "Disability" shall have the meaning set forth in Paragraph 9(c) of the Employment Agreement between Grantee and the Company dated the date hereof ("Employment Agreement").

               (b) Change of Control. In the event of a Change of Control (as defined in Paragraph 10(a) of the Employment Agreement), the Period of Restriction shall automatically terminate and the shares of Restricted Stock shall be free of restrictions and freely transferrable; provided that such shares shall be subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement. Any such release of Restricted Stock from restrictions hereunder shall be deemed to be retroactively effective as of the latest date as shall be necessary to entitle Grantee to receive the same consideration, if any, for his Restricted Stock as a direct result of such Change of Control as other shareholders of the Company who held shares of the Company's stock on any record or effective date for the receipt of consideration as a direct result of such Change of Control.

               (c) Termination without Cause. In the event that Grantee's employment with the Company is terminated by the Company without "Cause" (as defined in Paragraph 9(e) of the Employment Agreement) prior to attaining age 65, then the Period of Restriction shall terminate with respect to the following number of shares of Restricted Stock which were subject to the restrictions of Paragraph 2 hereof immediately prior to the effective date of such termination ("Termination Date") and such shares shall become free of such restrictions and freely transferable: a number of shares equal to the product of the number of such unreleased shares which would have been released from such restrictions as of the anniversary date of this Agreement next following the Termination Date and a fraction, the numerator of which is the whole number of months of Grantee's employment with the Company during the Employment Year in which the Termination Date occurs and the denominator of which is 12. All remaining unreleased shares after the release of the shares described in the immediately preceding sentence shall automatically be forfeited and returned to the Company on the Termination Date; provided, however, that the Compensation Committee of the Board of Directors of the Company ("Committee") may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

               (d) Other. In the event that the Grantee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a), (b) and (c) above during the Period of Restriction, then any shares of Restricted Stock which are subject to restrictions hereunder at the date of such termination shall automatically be forfeited and returned to the Company.

          5.   Beneficiary.

               (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Grantee in accordance herewith (the person who is the Grantee's Beneficiary at the time of the Grantee's death is hereinafter referred to as the "Beneficiary") shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. The Grantee may from time to time revoke or change the Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee's death, and in no event shall any designation be effective as of a date prior to such receipt.

               (b) If no such Beneficiary designation is in effect at the time of the Grantee's death, or if no designated Beneficiary survives the Grantee or if such designation conflicts with law, the Grantee's estate shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. If the Committee is in doubt as to the right of any person to receive such shares of Restricted Stock, the Company may prohibit the transfer of such shares, without liability for any interest thereon, until the Committee determines the person is entitled thereto or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of any liability of the Company therefor.

          6. Certificate Legend. In addition to any legends placed on certificates for shares of Restricted Stock under Section 3 hereof, each certificate for shares of Restricted Stock subject to this Agreement shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions set forth in the Bucyrus-Erie Company 1996 Stock Incentive Plan, rules of administration adopted pursuant to such Plan, if any, and a Restricted Stock Agreement dated March 11, 1996. A copy of such Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Bucyrus-Erie Company."

When the restrictions imposed by Section 2 hereof terminate, the Grantee shall be entitled to have the foregoing legend removed from the certificates representing such shares of Restricted Stock.

          7.   Voting Rights; Dividends and Other Distributions.

               (a) While the shares of Restricted Stock are subject to restrictions under Section 2 hereof, the Grantee may exercise full voting rights with respect to such shares of Restricted Stock.

               (b) While the shares of Restricted Stock are subject to the restrictions under Section 2 hereof, the Grantee shall be entitled to receive all dividends and other distributions paid with respect to such shares of Restricted Stock. If any such dividends or distributions are paid in shares of the Company's Common Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

          8. Adjustments in Event of Change in Stock. The number of shares of Restricted Stock subject to this Agreement shall be subject to adjustment in the manner provided in Section 4 of the Plan.

          9. Interpretation by Committee. As condition of the grant of Restricted Stock, the Grantee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee, and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          10. Withholding Tax. The Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

          11.  Miscellaneous.

               (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

               (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

               (c) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Grantee and the personal representative(s) and heirs of the Grantee, except that the Grantee may not transfer any interest in any shares of Restricted Stock subject to this Agreement prior to the lapse of the restrictions imposed by the Plan and this Agreement.

               (d)  The Company shall retain the shares of Restricted
Stock during the Period of Restriction, as applicable, unless otherwise determined by the Committee. When shares of Restricted Stock are no longer subject to the Period of Restriction, the Committee shall deliver to the Grantee a certificate or certificates for such shares without the restrictive legend set forth in Section 6 hereof.

               (e) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          12. No Right to Continued Employment. This grant shall not confer upon the Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              BUCYRUS-ERIE COMPANY


                         By: _________________________________________
                         Title:_______________________________________


                         _____________________________________________
                         WILLARD R. HILDEBRAND, Grantee


                         Beneficiary:  _______________________________
                         Address of Beneficiary: _____________________
                         _____________________________________________

                         Beneficiary's Tax Identification
                         No.:

                                                  EXHIBIT C


                           BUCYRUS-ERIE COMPANY

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                TIME ACCELERATED RESTRICTED STOCK AGREEMENT


          THIS AGREEMENT, made and entered into as of this 11 day of March, 1996, by and between BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company"), and WILLARD R. HILDEBRAND (the "Grantee").

                           W I T N E S S E T H :

          WHEREAS, the Company has adopted the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, one of the purposes of the Plan is to permit the granting of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates, subject to certain restrictions imposed pursuant to the terms of the Plan; and

          WHEREAS, the Grantee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Grantee to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1.   Grant of Restricted Stock.  The Company grants to the
Grantee two hundred thousand (200,000) shares of Common Stock (hereinafter called "Restricted Stock") subject to the terms of the Plan and upon the terms and conditions set forth herein.

          2.   Restrictions and Disposition.  The shares of Restricted
Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Notwithstanding the foregoing, such restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the total number of shares of Restricted Stock on each of the third, fourth and fifth anniversaries of the date of this Agreement if the Company shall have achieved the EBITDA (as hereinafter defined) goal for the fiscal year of the Company ending immediately prior to such anniversary date, as set forth in the Bucyrus-Erie Company Fiscal 1996 Preliminary Business Plan, receipt of a copy of which is acknowledged by Grantee. Such lapse shall occur if such EBITDA goal is achieved notwithstanding the termination of Grantee's employment with the Company (i) on or after the last day of the fiscal year to which such goal relates but prior to the determination of EBITDA for such year or (ii) as of an anniversary of the Employment Agreement pursuant to the second sentence of
Section 9(a) of the Employment Agreement. If such EBITDA goal for any fiscal year is not achieved, the shares of Restricted Stock which would otherwise have been released shall continue to be subject to the restrictions of this Paragraph 2 until the release date hereinafter specified. For purposes hereof, "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles in a manner consistent with the Company's past practice. The determination of EBITDA for any fiscal year shall be made by the firm of certified public accountants engaged to audit the Company's financial statements for such fiscal year. In the event the Company shall fail to achieve the EBITDA goal for any such year and the Board of Directors of the Company shall determine that such failure was primarily due to circumstances beyond the control of the Grantee, the Board of Directors shall direct that the foregoing restrictions shall lapse with respect to the number of shares of Restricted Stock with respect to which such restrictions would have lapsed if such EBITDA goal had been achieved; provided, however, that the determination of the Board of Directors with respect to the primary cause of such failure shall be final and nonappealable by the Grantee. To the extent the restrictions imposed by this Paragraph 2 on any shares of Restricted Stock have not been previously released pursuant to the provisions of this Paragraph 2, such restrictions shall lapse upon the eighth annual anniversary of the date of this Agreement. Such eight-year period is hereinafter referred to as the "Period of Restriction."

          3. Securities Law Restrictions and Registration. The shares of Restricted Stock granted hereunder may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. A legend will be placed on the certificates for the Restricted Stock to such effect. The Company will use its best efforts to file a registration statement on Form S-8 at the Company's expense for the Restricted Stock within 120 days after the date on which the shareholders of the Company approve the Plan. In addition to the limitations described above, the Grantee hereby further agrees that, to the extent required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the shares of Restricted Stock subject to this Agreement may not be sold or otherwise transferred prior to the date six months after the date on which the shareholders of the Company approve the Plan.

          4.   Termination of Employment.

               (a) Death, Disability or Retirement. In the event that the Grantee's employment with the Company is terminated by reason of Death, Disability or Retirement, then, notwithstanding anything to the contrary in Paragraph 2 hereof, the following portion of all shares of Restricted Stock which were subject to the restrictions of Paragraph 2 hereof immediately prior to such termination shall become free of such restrictions and freely transferable: the total number of shares of Restricted Stock which were subject to the restrictions of Paragraph 2 hereof immediately prior to such termination multiplied by a fraction, the numerator of which is the total whole number of months of Grantee's employment with the Company prior to such termination and the denominator of which is 96. "Disability" shall have the meaning set forth in Paragraph 9(c) of the Employment Agreement between Grantee and the Company dated the date hereof ("Employment Agreement"). Grantee's employment shall be deemed to have terminated by reason of "Retirement" if his employment is terminated voluntarily or involuntarily for any reason other than Cause (as defined in Paragraph 9(e) of the Employment Agreement) on or after his attaining age 65 or if his employment is terminated voluntarily by him with the consent of the Board of Directors of the Company after not less than five (5) years of service with the Company, which consent will not be unreasonably withheld.

               (b) Change of Control. In the event of a Change of Control (as defined in Paragraph 10(a) of the Employment Agreement), the Period of Restriction shall automatically terminate and the shares of Restricted Stock shall be free of restrictions and freely transferrable; provided that such shares shall be subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement. Any such release of Restricted Stock from restrictions hereunder shall be deemed to be retroactively effective as of the latest date as shall be necessary to entitle Grantee to receive the same consideration, if any, for his Restricted Stock as a direct result of such Change of Control as other shareholders of the Company who held shares of the Company's stock on any record or effective date for the receipt of consideration as a direct result of such Change of Control.

               (c) Termination without Cause. In the event that the Grantee's employment with the Company is terminated by the Company without "Cause" (as defined in Paragraph 9(e) of the Employment Agreement) prior to his attaining age 65, including but not limited to termination of the end of the "Initial Term" or any "Additional Term" (as such terms are defined in Paragraph 9(a) of the Employment Agreement), the Period of Restriction shall terminate with respect to the following portion of all shares of Restricted Stock which were subject to the restrictions of Paragraph 2 hereof immediately prior to the effective date of such termination ("Unreleased Shares") and such shares shall become free of such restrictions and freely transferable:

                    (i) In the event (A) such termination of employment shall be effective as of a date ("Termination Date") which is six
          (6) months or more after the beginning of the fiscal year of the Company in which the Termination Date occurs and (B) the EBITDA goal for such fiscal year (as described in Paragraph 2 hereof) is achieved, the full amount of Restricted Stock which would have been released pursuant to Paragraph 2 hereof on the anniversary date of this Agreement next following the Termination Date but for such termination of employment; plus

                    (ii) A number of shares equal to the product of all Unreleased Shares other than the number, if any, described in clause (i) of this subparagraph (c) and a fraction, the numerator of which is the whole number of months of the Grantee's employment with the Company prior to the Termination Date and the denominator of which is 96.

Any such termination of restrictions shall be effective (1) upon determination of EBITDA for the fiscal year in which the Termination Date occurs if clause
(i) of this subparagraph (c) is applicable and (2) upon the effective date of termination of employment in all other cases. All remaining Unreleased Shares after the release of the shares described in this subparagraph (c) shall automatically be forfeited and returned to the Company on the effective date of termination of employment; provided, however, that the Compensation Committee of the Board of Directors of the Company ("Committee") may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

               (d) Other. In the event that the Grantee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a), (b) and (c) above during the Period of Restriction, then any shares of Restricted Stock which are subject to restrictions hereunder at the date of such termination shall automatically be forfeited and returned to the Company.

          5.   Beneficiary.

               (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Grantee in accordance herewith (the person who is the Grantee's Beneficiary at the time of the Grantee's death is hereinafter referred to as the "Beneficiary") shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. The Grantee may from time to time revoke or change the Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee's death, and in no event shall any designation be effective as of a date prior to such receipt.

               (b) If no such Beneficiary designation is in effect at the time of the Grantee's death, or if no designated Beneficiary survives the Grantee or if such designation conflicts with law, the Grantee's estate shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. If the Committee is in doubt as to the right of any person to receive such shares of Restricted Stock, the Company may prohibit the transfer of such shares, without liability for any interest thereon, until the Committee determines the person is entitled thereto or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of any liability of the Company therefor.

          6. Certificate Legend. In addition to any legends placed on certificates for shares of Restricted Stock under Section 3 hereof, each certificate for shares of Restricted Stock subject to this Agreement shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions set forth in the Bucyrus-Erie Company 1996 Stock Incentive Plan, rules of administration adopted pursuant to such Plan, if any, and a Restricted Stock Agreement dated MARCH 11, 1996. A copy of such Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Bucyrus-Erie Company."

When the restrictions imposed by Section 2 hereof terminate, the Grantee shall be entitled to have the foregoing legend removed from the certificates representing such shares of Restricted Stock.

          7.   Voting Rights; Dividends and Other Distributions.

               (a) While the shares of Restricted Stock are subject to restrictions under Section 2 hereof, the Grantee may exercise full voting rights with respect to such shares of Restricted Stock.

               (b) While the shares of Restricted Stock are subject to the restrictions under Section 2 hereof, the Grantee shall be entitled to receive all dividends and other distributions paid with respect to such shares of Restricted Stock. If any such dividends or distributions are paid in shares of the Company's Common Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

          8. Adjustments in Event of Change in Stock. The number of shares of Restricted Stock subject to this Agreement shall be subject to adjustment in the manner provided in Section 4 of the Plan.

          9. Interpretation by Committee. As condition of the grant of Restricted Stock, the Grantee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee, and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          10. Withholding Tax. The Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

          11.  Miscellaneous.

               (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

               (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

               (c) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Grantee and the personal representative(s) and heirs of the Grantee, except that the Grantee may not transfer any interest in any shares of Restricted Stock subject to this Agreement prior to the lapse of the restrictions imposed by the Plan and this Agreement.

               (d)  The Company shall retain the shares of Restricted
Stock during the Period of Restriction, as applicable, unless otherwise determined by the Committee. When shares of Restricted Stock are no longer subject to the Period of Restriction, the Committee shall deliver to the Grantee a certificate or certificates for such shares without the restrictive legend set forth in Section 6 hereof.

               (e) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          12. No Right to Continued Employment. This grant shall not confer upon the Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         BUCYRUS-ERIE COMPANY


                         By: ________________________________________
                         Title:______________________________________




                         ____________________________________________
                         WILLARD R. HILDEBRAND, Grantee


                         Beneficiary:  ______________________________
                         Address of Beneficiary: ____________________
                         ____________________________________________

                         Beneficiary's Tax Identification
                         No.: